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DRAFT
                                                                       EXHIBIT 5

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                January 24, 2002


DoubleClick Inc.
450 West 33rd Street
New York, New York 10001

    Re: DoubleClick Inc. Registration Statement on Form S-8 for 2,400,000 shares of Common Stock under the DoubleClick Inc. 1997 Stock Incentive Plan and 900,000 shares of Common Stock under the DoubleClick Inc. Employee Stock Purchase Plan
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Ladies and Gentlemen:

         We have acted as counsel to DoubleClick Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of: a) 2,400,000 shares of Common Stock of the Company under the DoubleClick Inc. 1997 Stock Incentive Plan (the "Incentive Plan") and b) 900,000 shares of Common Stock of the Company under the DoubleClick Inc. 1999 Employee Stock Purchase Plan (the "Purchase Plan," and together with the Incentive Plan, the "Plans").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment, when applicable, of the Plans. Based on such review, we are of the opinion that if, as and when the shares of Common Stock are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Incentive Plan or in accordance with the stock purchase agreements under the Purchase Plan, and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the shares of Common Stock issuable under the Plans.

                                      Very truly yours,

                                      /s/ Brobeck, Phleger & Harrison LLP

                                      BROBECK, PHLEGER & HARRISON LLP